Exhibit 10.44

NEWBRIDGE BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PARTICIPATION AGREEMENT

This Participation Agreement (“Agreement”) is entered into as of the 1st day of September, 2014 (the “Participation Effective Date”) by and between NewBridge Bank (the “Company”) and Pressley A. Ridgill (“Participant”).

WHEREAS, the Company sponsors the NewBridge Bank Supplemental Executive Retirement Plan, effective as of September 1, 2014 (the “Plan”); and

WHEREAS, the Plan Committee has determined to extend participation in the Plan to the Participant identified above.

NOW THEREFORE, the parties hereby agree as follows:

1.	Participation. Pursuant to Section 3.1 of the Plan, the Committee hereby selects the above named individual for participation in the Plan, effective as of the Participation Effective Date.

2.	Retirement Benefit. The Participant’s Retirement Benefit shall be Two Hundred Thousand Dollars ($200,000), payable at the time and for the period specified in Article IV of the Plan.

3.	Vesting. A Participant’s vested interest in his or her Retirement Benefit shall be determined by multiplying the Retirement Benefit specified in paragraph 2 above by a fraction, the numerator of which is his or her Years of Service as of the date of determination and the denominator of which is his projected Years of Service at Retirement Age, assuming continuous employment through such age. A Participant’s vested Retirement Benefit shall be determined as of his or her date of Separation from Service.

4.	Plan Document Controls. Except where expressly provided above, this Participation Agreement is subject to the terms and conditions of the Plan document. The Company represents and warrants that a current copy of the Plan document, as amended, has been provided to the Participant, and Participant hereby acknowledges receipt of such document(s).

5.	Limitations Imposed by Bank Regulators. The Participant’s entitlement to benefits under this Participation Agreement and the Plan may be subject to applicable rules and regulations of the Federal Reserve, its agencies and federal and state agencies with supervisory authority over the Bank, including all regulations affecting permissible amounts of compensation payable to Participants in the Plan during and following the Participant’s employment by the Bank. The Participant agrees to execute any amendments to this Agreement that are required to comply with such rules, regulations, or orders issued by such agencies to the Bank.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement this ________ day ____________________ of  2014.

Pressley A. Ridgill	NewBridge Bank

By:
(Signature)		(Printed Name and Title)

(Signature)